UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

On December 16, 2016, Dr. Xiaochun (Chris) Xu entered into an employment agreement (the “Employment Agreement”) with Cesca Therapeutics Inc. (the “Company”), the terms of which were approved by the Compensation Committee of the Company’s Board of Directors on December 14, 2016. Pursuant to the Employment Agreement, the terms of which are retroactive to November 4, 2016, Dr. Xu will serve as the Company’s interim Chief Executive Officer, and he will receive an annual base salary of $425,000, 50,000 stock options and will be eligible to earn a bonus of up to 60% of his base salary for his performance in 2017. The stock options will have a seven year term, an exercise price of $2.91 per share and will vest in five equal installments on each of December 16, 2016, February 4, 2017, May 4, 2017, August 4, 2017 and November 4, 2017. Dr. Xu’s employment with the Company will be “at will”, and he will not be entitled to any severance or other payments upon his termination of employment except as may be required by applicable law.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated December 14, 2016 by and between Cesca Therapeutics Inc. and Dr. Xiaochun (Chris) Xu.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc. a Delaware Corporation

Dated: December 20, 2016	/s/ Mike Bruch
Mike Bruch, Chief Financial Officer